UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2016
Northern Tier Energy LP
(Exact name of registrant as specified in its charter)

Delaware	001-35612	80-0763623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1250 W. Washington Street, Suite 300, Tempe, Arizona		85281
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (602) 302-5450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.
The information set forth below in Item 7.01 relating to total distributions and customary reserves is incorporated by reference into this Item 2.02.

ITEM 7.01	Regulation FD Disclosure.
On February 3, 2016, the Board of Directors of Northern Tier Energy GP LLC, the general partner of Northern Tier Energy LP (the “Partnership”), declared, on behalf of the Partnership, a cash distribution for the quarter ended December 31, 2015, of $0.38 per unit, to be paid on February 19, 2016, to all unitholders of record at the close of market on February 12, 2016. This distribution totals $35.7 million and is net of customary reserves for cash interest expense of $7.1 million, cash income taxes paid of $3.4 million, MPL proportionate depreciation expense of $0.8 million, capital expenditures of $16.0 million, reserves for turnaround and related expenses of $7.5 million, reserves for organic growth projects of $7.5 million, and an increase in the working capital reserve of $8.0 million. On February 3, 2016, the Partnership issued a press release making these announcements which is attached as Exhibit 99.1 and is incorporated herein by reference.
The information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated February 3, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Tier Energy LP

	By:	Northern Tier Energy GP LLC,
its general partner

Date: February 3, 2016	By:	/s/ Karen B. Davis
Karen B. Davis
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 3, 2016